UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2017

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Fitzwilliam Street Upper, Dublin 2 Ireland
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +353 (1) 443 4604

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Exclusive License Agreement

On May 2, 2017, Artelo Biosciences, Inc. (the “Company”) entered into an Exclusive Patent License Agreement (the “License Agreement”) with Analog Biosciences, Inc. (“Analaog”) pursuant to which the Company obtained an exclusive license to a provisional patent application, and any patent issued on such patent application, related to a combination product strategy to produce a synergy with cannabidiol (the “Invention”), which was previously assigned to Analog. Pursuant to the terms of the License Agreement, the Company will have the exclusive right to use and sublicense the Invention, for which it will pay Analog a percentage of any sales, an earned royalty and certain other payments. The License Agreement will remain in effect through the life of the Invention and may be terminated by either party as set forth in the License Agreement.

The foregoing is a summary description of certain terms of the License Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the License Agreement, a redacted copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indemnification Agreement

On May 2, 2017, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with its newly elected directors, Connie Matsui and Steven Kelly, who were appointed to the Company’s Board of Directors (the Board”) on the same date.

Pursuant to the Indemnification Agreement, the Company agreed to indemnify Ms. Matsui and Mr. Kelly against all expenses, liability and loss, subject to certain limitations, arising out of their respective duties with the Company. The Indemnification Agreement provides indemnification in addition to the indemnification provided by the Company’s certificate of incorporation and by-laws and by applicable law. Among other things, the Indemnification Agreement expressly provides indemnification for Ms. Matsui and Mr. Kelly for expenses, liability and loss (actually or reasonably incurred by each of them in connection with the investigation, defense, settlement or appeal of any proceeding relating to their respective duties with the Company. In addition, the Company has agreed to advance expenses, subject to certain limitations, incurred by Ms. Matsui and Mr. Kelly in connection with the investigation, defense, settlement or appeal of any proceeding to which they are a party or are threatened to be made a party as a result of their respective duties with the Company.

The foregoing is a summary description of certain terms of the Indemnification Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Note Repayment Agreement

On May 4, 2017, the Company entered into a Note Repayment Agreement (the “Repayment Agreement”) with Malibu Investments Limited (“Malibu”), pursuant to which the Company agreed to repay $31,500, representing all of the principal and accrued interest the Company owed Malibu under a Senior Promissory Note dated November 18, 2016, in the principal amount of $30,000.

The foregoing is a summary description of certain terms of the Repayment Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Repayment Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Stock Purchase Agreement

On May 4, 2017, Peter O’Brien, the Company’s majority shareholder, a member of its Board and its Senior Vice President – European Operations and the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with David Moss pursuant to which Mr. O’Brien sold three million shares of the Company’s stock owned by him for $3,000. Pursuant to the terms of the Stock Purchase Agreement, the Company granted Mr. Moss demand registration rights for the shares purchased.

The foregoing is a summary description of certain terms of the Stock Purchase Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 2, 2017, the Board increased its size from two members to four members and appointed Connie Matsui as a member of the Board and the Chair of the Board and Steven Kelly as a member of the Board to serve in such capacity for a period of four years, subject to their earlier resignation or removal.

Connie Matsui. Ms. Matsui brings to her role over 16 years of general management experience in the biotechnology industry. Ms. Matsui retired from Biogen Idec in January 2009 as Executive Vice President, Knowledge and Innovation Networks. She served as an Executive Committee member at both Biogen Idec and IDEC Pharmaceuticals, a predecessor of Biogen Idec. Among the major roles she held after joining IDEC in November 1992 were: Senior Vice President, overseeing investor relations, corporate communications, human resources, project management and strategic planning; Collaboration Chair for the late stage development and commercialization of rituximab (tradenames: Rituxan®, MabThera®) in partnership with Roche and Genentech; and Project Leader for Zevalin®, the first radioimmunotherapy approved by the FDA. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. Ms. Matsui currently serves as the Chair of the Board at Halozyme and has been active on a number of not-for-profit boards. She was National President/Board Chair of the Girl Scouts of the USA from 1999 to 2002. Ms. Matsui earned BA and MBA degrees from Stanford University.

Steven Kelly. Mr. Kelly brings nearly thirty years of experience in Pharma/Biotech at all phases of the business across multiple therapeutic categories. Since 2012, Mr. Kelly has been the principal of Kelly BioConsulting, LLC, and serves as an independent consultant providing strategic direction and guidance to a variety of life sciences companies. Most recently, Mr. Kelly was the founding CEO of Pinteon Therapeutics, an early stage Oncology and CNS development company. Prior to this he held a number of leadership positions in the biotechnology industry including: CEO, Theracrine; CCO, BioVex; CEO, Innovive Pharmaceuticals; as well as various commercial and manufacturing roles at Sanofi, IDEC Pharmaceuticals and Amgen. Mr. Kelly holds a BS from University of Oregon and an MBA from Cornell University.

There are no arrangements or understandings between either Ms. Matsui or Mr. Kelly and any person pursuant to which they were selected as a director, and there are no actual or proposed transactions between any of Ms. Matsui, Mr. Kelly or any of their related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with their respective appointments as a director of the Company.

As compensation for their service, the Company has agreed to issue 120,000 shares of the Company’s common stock to Ms. Matsui and 100,000 shares of the Company’s common stock to Mr. Kelly, which vest in equal installments over a four year period, subject to their continued service to the Company. The Company intends to compensate its Board members at a rate of $15,000-$20,000 per year beginning in their second year of service and at a rate of $20,000-$30,000 each year thereafter, subject to Board approval. The Company has agreed to reimburse Board members for any reasonable expenses incurred by them in connection with any travel requested by and on behalf of the Company.

Item 8.01 Other Events.

On May 2, 2017, the Company’s website officially went live; interested parties may view the website at www.artelobio.com.

Investors and others should note that the Company announces material financial information to its investors using SEC filings and press releases. The Company uses its website to communicate with subscribers, shareholders and the public about the Company, its ongoing research and development, and other corporate matters that are in the public domain. The Company encourages investors, the media, and others interested in the Company to review the information posted on the website.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Exclusive License Agreement between Artelo Biosciences, Inc. and Analog Sciences, Inc.

10.2	Form of Indemnification Agreement

10.3	Note Repayment Agreement between Artelo Biosciences, Inc. and Malibu Investments Limited

10.4	Stock Purchase Agreement dated May 4, 2017

_______________

† Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory Gorgas
Gregory Gorgas
President & CEO

Date May 8, 2017